EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110952, 333-110593, 333-65802, 333-66430, 333-72010, 333-75810, 333-100794, 333-145432, 333-96615, 333-71774, 333-49448, 333-129156 on Form S-8, Registration Statement No. 333-53672 and 333-145494 on Form S-3, and Registration Statement No. 333-37050 on Form S-4 of our reports dated May 9, 2008, relating to the financial statements of Spartan Stores, Inc. and subsidiaries (which expressed an unqualified opinion on those financial statements and included an explanatory paragraph regarding the Company's change in its method of accounting for income taxes as a result of adopting Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109 in 2008), and the effectiveness of Spartan Stores, Inc. and subsidiaries internal control over financial reporting, appearing in this Annual Report on Form 10-K of Spartan Stores, Inc. and subsidiaries for the year ended March 29, 2008.

/s/ Deloitte & Touche LLP

Grand Rapids, Michigan
May 15, 2008